© 2018 Novelis NOVELIS Q3 FISCAL 2018 EARNINGS CONFERENCE CALL February 1, 2018 Steve Fisher President and Chief Executive Officer Devinder Ahuja Senior Vice President and Chief Financial Officer Exhibit 99.2

© 2018 Novelis SAFE HARBOR STATEMENT Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward- looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation including statements concerning the ranges for Adjusted EBITDA and free cash flow we expect to achieve this fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward-looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017 are specifically incorporated by reference into this presentation. 2

© 2018 Novelis HIGHLIGHTS Financial & Operational Highlights  Achieved 20% YoY increase in Q3 Adjusted EBITDA to record $305 million  Q3 shipments increased 6% YoY  Positive product mix shift towards auto  Operating efficiencies  TTM Adjusted EBITDA $1,188 million 3 Strategically investing to grow with our customers Strategic Activities  Strengthening our product portfolio  Expanding & securing global automotive capabilities with investments in North America and Europe  Exiting European litho business Quarterly Adjusted EBITDA ($M) 238 255 305 150 175 200 225 250 275 300 325

© 2018 Novelis FINANCIAL HIGHLIGHTS

© 2018 Novelis Q3 FISCAL 2018 FINANCIAL HIGHLIGHTS  Net income attributable to our common shareholder $121 million  Excluding tax-effected special items*, net income more than doubled from $67 million to $138 million  FY18 includes non-cash income tax benefit $34 million attributable to common shareholder related to US tax reform  Adjusted EBITDA up 20% from $255 million to record $305 million  Total FRP Shipments up 6% to 796 kilotonnes  Adjusted EBITDA per ton increased $43  Net sales up 33% to $3.1 billion  Very strong liquidity of $1.7 billion  Reduced net leverage ratio by 1.1 turns 5 Q3FY18 vs Q3FY17 *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt, loss/gain on sale of business Net Leverage ratio Net debt/TTM Adjusted EBITDA 3.2 3.0 3.5 4.0 4.5 5.0 5.5 6.0 Adjusted EBITDA/ton ($) 383 300 325 350 375 400

© 2018 Novelis Q3 ADJUSTED EBITDA BRIDGE 6 $ Millions 255 46 1 15 3 (15) 305 Q3FY17 Volume Price/Mix Operating Cost FX SG&A and Other Q3FY18 Strategy to drive volume, mix and cost efficiencies delivers record results

© 2018 Novelis FREE CASH FLOW 7 YTD FY18 YTD FY17 Adjusted EBITDA 896 794 Capital expenditures (136) (138) Interest paid (197) (236) Taxes paid (107) (70) Working capital & other (353) (321) Free cash flow $103 $29  Strong YTD free cash flow despite sharply rising aluminum prices  $74 million YoY improvement in YTD FCF  Higher adjusted EBITDA  Lower interest related to refinancing actions in FY17  Higher taxes on higher EBITDA  Working capital outflow related to higher metal prices, strategic inventory increase to meet sales demand, and timing of customer payments $ Millions Free cash flow excludes the gain from Ulsan Aluminum JV transaction; see definition of Free Cash Flow in Appendix On track to deliver record FCF in FY18, on low-end of $400-$450M guidance

© 2018 Novelis KEY PROVISIONS OF US TAX REFORM  US corporate tax rate reduction to 21% effective January 1, 2018  In Q3FY18, recorded non-cash income tax benefit attributable to common shareholder of $34 million for the remeasurement of deferred tax assets and liabilities  No cash impact from rate change expected before FY20  FY18 cash taxes ~$165 million  Additional considerations going forward  Treatment of capital expenditure acceleration – neutral to positive  Interest deduction limitation – slight negative 8 Overall, US tax reform a net positive for Novelis

© 2018 Novelis AUTOMOTIVE INVESTMENTS

© 2018 Novelis ALUMINUM AUTOMOTIVE OUTLOOK 10 Source: Ducker Worldwide 84 120 139 165 212 258 306 340 397 466 520 565 0 100 200 300 400 500 600 1975 1980 1985 1990 1995 2000 2005 2010 2015 2020 2025 2028 North American Light Vehicle Aluminum Content Net pounds per vehicle  Lightweight aluminum empowers automakers to meet ever-increasing fuel efficiency and emission standards while also delivering vital safety, performance and design solutions  Novelis aluminum is featured in more than 200 vehicle models  Novelis is the world’s largest supplier of aluminum sheet to the automotive industry Growth in Body-in-White and closure applications such as:  Hoods  Trunks  Lift gates  Doors  Fenders 50 75 100 125 150 175 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Novelis Quarterly Global Automotive Shipments (kilotonnes) FY15 FY17FY16 FY18

© 2018 Novelis INVESTING IN US AUTOMOTIVE CAPABILITIES 11  Strategically located greenfield site will house pre-treatment and heat- treatment lines to be used in vehicle production  Will receive rolled coils for finishing from nearby Logan plant; investment includes additional furnace capabilities at Logan  Groundbreaking early 2018, opening in 2020 Solidifying our global leadership position in automotive aluminum sheet Southeastern United States Guthrie Logan Novelis Kentucky Auto Facilities  ~$300 million investment in Guthrie, Kentucky for 200kt nameplate capacity

© 2018 Novelis INVESTING IN EUROPEAN AUTOMOTIVE CAPABILITIES 12  Agreed to acquire operating facilities and manufacturing assets in Sierre, Switzerland, for €200 million to provide security, stability and strategic flexibility Expanding and securing our global automotive capabilities Novelis Global Automotive Footprint

© 2018 Novelis SUMMARY & OUTLOOK  Strong operating performance drove record Q3 Adjusted EBITDA  On track to deliver a record year  FY18 Adjusted EBITDA on high end of previously guided $1,150-$1,200 million range  Free cash flow on low end of previously guided $400-$450 million range  Demand for automotive aluminum sheet remains high  Strategically investing in automotive assets to grow with our customers and advance the continued penetration of aluminum sheet in the automotive market 13 TTM Adjusted EBITDA ($M) $1,188 700 800 900 1,000 1,100 1,200 TTM shipment trend (kt) 3,172 3,000 3,050 3,100 3,150 3,200

© 2018 Novelis THANK YOU QUESTIONS? THANK YOU AND QUESTIONS

© 2018 Novelis APPENDIX

INCOME STATEMENT RECONCILIATION TO ADJUSTED EBITDA

Novelis

(in $ m)	Q1	Q2	Q3	Q4	FY17	Q1 FY18	Q2 FY18	Q3 FY18
Net income (loss) attributable to our common shareholder	**24**	**(89)**	**63**	**47**	**45**	**101**	**307**	**121**
- Noncontrolling interests	-	-	1	-	1	-	-	(16)
- Interest, net	80	79	65	59	283	62	66	62
- Income tax provision	36	27	47	41	151	43	116	20
- Depreciation and amortization	89	90	88	93	360	90	91	86
EBITDA	**229**	**107**	**264**	**240**	**840**	**296**	**576**	**273**
- Unrealized loss (gain) on derivatives	7	(4)	(21)	13	(5)	(16)	18	(15)
- Realized gain (loss) on derivative instruments not included in segment income	(1)	-	(1)	(3)	(5)	(1)	-	1
- Proportional consolidation	8	8	4	8	28	8	8	17
- Loss on extinguishment of debt	-	112	-	22	134	-	-	-
- Restructuring and impairment, net	2	1	1	6	10	1	7	25
- Loss (gain) on sale of business	-	27	-	-	27	-	(318)	-
- Loss (gain) on sale of fixed assets	4	2	(2)	2	6	1	1	2
- Gain on assets held for sale, net	(1)	(1)	-	-	(2)	-	-	-
- Metal price lag (A)	13	14	4	-	31	1	5	(1)
- Others costs (income), net	7	4	6	4	21	(1)	5	3
Adjusted EBITDA	**$268**	**$270**	**$255**	**$292**	**$1,085**	**$289**	**$302**	**$305**

(A) Effective in the first quarter of fiscal 2018, management removed the impact of metal price lag from Adjusted EBITDA (Segment Income) in order to enhance the visibility of the underlying operating performance of the Company. On certain sales contracts, we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. The impact of metal price lag is now reported as a separate line item in this reconciliation. Segment income for all prior periods presented has been updated to reflect this change.

© 2018 Novelis

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FREE CASH FLOW AND LIQUIDITY

Novelis

(in $ m)	Q1	Q2	Q3	Q4	FY17	Q1 FY18	Q2 FY18	Q3 FY18
Cash (used in) provided by operating activities	(107)	80	178	424	575	(45)	139	143
Cash used in investing activities	(39)	(48)	(35)	(90)	(212)	(31)	273	(72)
Less: outflows (proceeds) from sale of assets, net of transaction fees, cash income taxes and hedging (A)	-	12	(12)	(2)	(2)	(1)	(311)	8
Free cash flow	**$(146)**	**$44**	**$131**	**$332**	**$361**	**$(77)**	**$101**	**$79**
Capital expenditures	44	46	48	86	224	39	43	54

(A) Effective in the second quarter of fiscal 2018, management clarified the definition of "Free cash flow" (a non-GAAP measure) to reduce "Proceeds on the sale of assets, net of transaction fees and hedging" by cash income taxes to further enable users of the financial statements to understand cash generated internally by the Company. This change does not impact the condensed consolidated financial statements or significantly impact prior periods. In addition, this line item includes the proceeds from the sale of shares in Ulsan Aluminum Ltd., to Kobe Steel Ltd. during the three months ended December 31, 2017 in the amount of $314 million. This line item also includes "Outflows from the sale of a business, net of transaction fees," which is comprised of cash of $13 million held by ALCOM, which was a consolidated entity sold during the nine months ended September 30, 2016. We expect additional cash taxes and transaction fees related to Ulsan Aluminum Ltd. of approximately $41 million and $2 million, respectively, to be paid during the remainder of fiscal 2018.

(in $ m)	Q1	Q2	Q3	Q4	FY17	Q1 FY18	Q2 FY18	Q3 FY18
Cash and cash equivalents	457	473	505	594	594	565	949	757
Availability under committed credit facilities	633	573	534	701	701	671	700	967
Liquidity	**$1,090**	**$1,046**	**$1,039**	**$1,295**	**$1,295**	**$1,236**	**$1,649**	**$1,724**

© 2018 Novelis

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